UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

As previously announced, on March 16, 2006 at 9:00 a.m. EST, Kulicke and Soffa Industries, Inc. (the “Company”) will hold its regular “Semiconductor Industry Trends” conference call to offer a perspective on the industry and discuss pertinent aspects of the Company’s performance, including the dispositions of the Company’s wafer test business and package test business. The Company has included certain materials as Exhibit 99.1 to this Form 8-K, containing certain pro forma information with respect to these dispositions, the contents of which are hereby incorporated by reference. This information is also available on the Investor Relations section of the Company’s website at www.kns.com/investors/events. For listen only mode, investors and analysts may log on to www.kns.com/investors/events. Analysts and investors may participate by calling toll free 877-407-8037 or internationally 201-689-8037. A webcast replay will be available on the K&S web site at www.kns.com/investors/events. A digital replay is also available beginning approximately one hour after the call through April 16, 2006 by calling toll free 877-660-6853 or internationally 201-612-7415 and using the following replay access codes 5521 (account number) and 194321 (conference number).

The information in this Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Kulicke and Soffa Industries, Inc. Preliminary Pro Forma Results Without Test

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Maurice E. Carson
Name:	Maurice E. Carson
Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Kulicke and Soffa Industries, Inc. Preliminary Pro Forma Results Without Test